EXHIBIT 10.115

                                    AGREEMENT

         This Agreement is entered into as of September 30, 1997 by and among DenAmerica Corp., a Georgia corporation ("DenAm"), Beck Holdings, Inc., a Delaware corporation formerly known as BEP Holdings, Inc. ("Beck"), and Unigate Holdings, NV, a corporation organized under the laws of The Netherlands ("UNV").

         Whereas, DenAm and Beck are parties to a Stock Purchase Agreement dated as of May 31, 1996 (the "Stock Purchase Agreement"), pursuant to which DenAm purchased the stock of Black-eyed Pea USA, Inc. ("BEP") from Beck.

         Whereas, UNV guaranteed certain obligations of Beck under the Stock Purchase Agreement pursuant to a Guarantee Agreement dated as of May 31, 1996.

         Whereas, Beck holds a Senior Subordinated Promissory Note payable by DenAm with a current principal amount of $15,289,980 (the "Note").

         Whereas, in July 1997 DenAm commenced litigation against Beck and UNV in the United States District Court in and for the district of Arizona as to certain matters (the "Litigation").

         Whereas, DenAm is (1) proposing to enter into certain transactions with various entities affiliated with CNL Group (the "CNL Transactions") and (2) considering certain transactions with various entities affiliated with members of the Olajuwon family (the "Olajuwon Transactions").

         Whereas, the CNL Transactions and the Olajuwon Transaction require the consent of Beck under the terms of the Note.

         Now, therefore, for good and valuable consideration the receipt and sufficiency of which is agreed and acknowledged, parties hereto agree as follows:

1. DenAm, Black-eyed Pea U.S.A., Inc., Beck and UNV shall immediately execute and deliver the Settlement Agreement and Release attached hereto as Exhibit 1.

2. DenAm and UNV agree that the Guarantee is forever and irrevocably canceled, and that UNV shall have no liability under the Guarantee in respect of any past, present or future claim or matter.

3. DenAm and Beck agree that the Note is hereby amended by adding the following as new Section 2(f):

                           "(f)  Special  Repurchase   Option.   Notwithstanding
                   anything in this Note to the contrary:

                           (i) The Company shall have the option (exercisable at
                  any time on or prior to March 27, 1998) to repurchase this Note from the Holder at a price equal to $13 million minus the aggregate amount of all principal payments made on this Note on or after September 30, 1997 minus the Special Deduction plus all accrued but unpaid interest on this Note through the date of repayment (the "Repurchase Option"). The "Special Deduction" shall equal the product of (i) $138,000 times (ii) the number of days elapsed from (and including) September 30, 1997 through the closing of the Repurchase Option divided by 182 (but not to exceed 1.0).

                           (ii) The Company may elect to exercise the Repurchase
                  Option by delivering written notice to such effect to the holder on or prior to March 27, 1998. Such notice shall be transmitted by telecopy to the attention of Jack Davis of Beck Holdings at (214) 363-9892 (with receipt confirmed by telephone at (214) 363-9513), with a copy to the attention of Carter W. Emerson of Kirkland & Ellis at (312) 861-2200 (with receipt confirmed by telephone at (312) 861-2052). In the even the Repurchase Option is so exercised, the closing of the repurchase of the Note shall occur on the third business day following delivery of the Exercise Notice to the Holder. At the closing, the Company shall pay the repurchase price to the Holder by wire transfer of immediately available fund to a bank account designated by the Holder, and the Holder shall deliver the Note to the Company for cancellation. In the event that the closing of the repurchase does not occur on or prior to the third business day following delivery of the Exercise Notice for any reason (other than a failure by the Holder to specify wire transfer instructions or make the Note available for cancellation at the closing), the purported exercise of the Repurchase Option shall be deemed null and void; provided that the Company may deliver subsequent Exercise Notices at any time on or prior to March 27, 1998."

                           (iii) The Repurchase  Option shall not be exercisable
                  by the Company after March 27, 1998.

                           (iv) The Repurchase Option shall not affect or reduce
                  the interest payable on the note, which will continue to accrue and be payable on the full principal amount of the Note (as opposed to the price payable upon exercise of the repurchase Option). Without limiting the generality of the foregoing, interest shall be due and payable on the full principal amount of the Note upon the terms set forth in the Note on September 30, 1997, December 31, 1997, March 31, 1998 and all interest due dates thereafter (until such time as the Note is repaid in full upon exercise of the Repurchase Option or otherwise).

4. Beck hereby consents to the cancellation of the Delayed Draw Facility (as defined in the Note) and waives those requirements of the Note which require DenAm to utilize the Delayed Draw Facility to repay the Note.

5. DenAm and Beck agree that the Common Stock Purchase Warrant dated July 3, 1996 issued by DenAm to Beck is hereby amended as follows:

         a. The first sentence of the first paragraph of he warrant is amended and restated to read as follows:

                  "This is to certify that, for value received, BECK HOLDINGS, INC., or assigns (the "Warrantholder"), is entitled, subject to the terms and conditions hereinafter set forth, at any time after April 1, 1998 and on or before 5:00 P.M., Pacific Standard Time, on March 31, 2002, but not thereafter, to purchase the Applicable Number (as defined below) of shares of common stock, par value $0.10 per share (the "Common Stock"), of DENAMERICA CORP. (the "Company") for the Warrant Price (as defined below), and to receive a certificate or certificates for the shares of Common Stock so purchased."

         b. The first sentence of Section 2(a) of the Warrant is amended and restated to read as follows:

                  "Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time during the period (the "Exercise Period") commencing on April 1, 1998 and ending at 5:00 P.M., Pacific Standard Time, on March 31, 2002 (the "Termination
                  Date), or, if such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, to purchase from the Company up to the number of fully paid and nonasessable shares of Common Stock which the Warrantholder may at the time be entitled to purchase pursuant to this Warrant Certificate."

         c.       A new Section 10 is added to the Warrant as follows:

                           10. Automatic Cancellation Under Certain Circumstances. Notwithstanding anything in this Warrant to the contrary, if all or any portion of the principal amount of the
                  Note is repaid during the period beginning on September 30, 1997 and ending on March 31, 1998 (the "Specified Period"), then the Specified Percentage of this Warrant shall automatically be canceled without any consideration or benefit to the Warrantholder (and the canceled portion shall be null and void and of no further force or effect). Any such cancellation shall be effective on March 31, 1998. The "Specified Percentage" shall equal the percentage represented by (i) the aggregate amount of principal payments made on the Note during the Specified

                  Period divided by (ii) $15,289,980 (or, if the Note is repurchased pursuant to the Repurchase Option, $13 million).

6. Beck consents to, and waives the application of the covenants contained in the Stock Purchase Agreement and the Note (and any other document executed in connection with the Stock Purchase Note or the Note) to, the CNL Transactions, as the same are described in the documents attached as Exhibit 2 hereto. Any material deviation from the terms described in Exhibit 2 hereto which would have an adverse effect on Beck, as holder of the Note, shall require Beck's further written consent.

7. Beck and DenAm agree that Section 4(h)(viii) of the Note is deleted in its entirety and replaced with the following:

                                    "(viii)  Indebtedness  of the Company to CNL
                           Growth Corp., a Florida corporation, as agent for CNL Income & Growth Fund, Ltd., CNL Income & Growth Fund ll, Ltd., and Denglass Real Estate Venture, or to CNL Growth Corp., a Florida corporation, as agent for Denwest Foods, Ltd. and Denwest Foods II, Ltd. (or their affiliates) in an aggregate principal amount of up to $12.1 million (plus any Indebtedness which may be deemed to exist by reason of the sale/leaseback transactions with such Persons entered into on September 30, 1997); and

                                    (ix)  additional  unsecured  Indebtedness of
                           the Company not otherwise permitted by any of clauses
                           (i) through (viii) above, provided that the aggregate principal amount of such additional indebtedness shall not at any time exceed $5,000,000."

8. Beck hereby consents, and waives the application of the covenants contained in the Note, to the acquisition of restaurants located in the State of Arizona from Colorado Restaurant Management, Inc. and/or G.H.S. Restaurants Management, Inc. (the "Franchisees"), the sale/leaseback financing transactions involving the assets acquired in such restaurant acquisitions, the application of the proceeds from such sale/leaseback financing transactions to the settlement of claims made by Black-eyed Pea franchisees and the forgiveness of any franchise fees or royalties owed by the Franchisees to affiliates of DenAm. The consent and waiver contained in this Section 8 does not, however, constitute Beck's consent to the settlement of claims made by the Franchisees against Black-eyed Pea U.S.A., Inc. and/or DenAm or any admission of wrongdoing by Beck or UNV.

9. Subject to Section 10 below, Beck consents to, and waives the application of the covenants contained in the Stock Purchase Agreement and the Note (and any other document executed in connection with the Stock Purchase Note or the Note) to, the Olajuwon Transaction, as the same is described in that certain document entitled "Summary of The Mechanics of The Joint Venture" attached as Exhibit 3 hereto. Any material deviation from the terms described in Exhibit 3 which would have an adverse effect on Beck, as holder of the Note, shall require Beck's further written consent.

10. Beck's consent to the Olajuwon Transaction is conditioned on (a) the immediate application of any proceeds (net of reasonable and documented third party transaction costs) from the Olajuwon Transaction in excess of $11 million in the aggregate to the repayment of the Note and (b) the application of the first $11 million of such net proceeds to bank debt. In the event that the proceeds of the Olajuwon Transaction are not applied in accordance with the preceding sentence, Beck's consent to the Olajuwon Transaction shall be null and void.

11. DenAm represents and warrants that it has obtained the consent of its bank syndicate to the application of proceeds as described in Section 10 above.

12. Beck and DenAm agree that the Note shall be automatically amended as follows, if and when the Olajuwon Transaction is consummated with Beck's consent, as described in this Agreement:

         a.       The following shall be added as Section 4(i)(vi) of the Note:

                                    "(vi)  Investments in the limited  liability
                           company or joint venture to be formed with members of the Olajuwon family (or entities affiliated with them), on the terms set forth in that certain document entitled "Summary of The Mechanics of The Joint Venture" attached as Exhibit 3 hereto (the "Olajuwon Transaction")."

         b. Section 4(j)(ii) shall be amended and restated to read as follows:

                                    "(ii)  Asset  Sales  consisting  of sales of
                           property having a fair market value, in the aggregate for all such Asset Sales from and after September 30, 1997, of not greater than $5,000,000; provided, that
                           (1) prior to and after giving effect to such Asset Sale, or Event of Default is continuing and (2) the consideration received by the Company or such Subsidiary on the closing date of such Asset Sale shall be equal to the fair market value of the assets sold and at least 80% of the consideration shall consist of immediately available funds (provided that the Company and its subsidiaries shall be entitled to sell non- or under-performing restaurants in transactions which fail to meet the 80% test contained in this clause so long as the fair market value of the aggregate proceeds of such transactions does not exceed $10,000,000), and further provided, that any Asset Sales made as part of the Olajuwon Transaction shall be excluded from the $5,000,000 basket referred to above;"

         c.       The following shall be added as Section 4(j)(vi) of the Note:

                                    "(vi)  Asset  Sales  made  as  part  of  the
                           Olajuwon Transaction."

13. From and after the date of this Agreement, neither DenAm nor Black-eyed Pea U.S.A., Inc. nor any of their directors, officers or employees will issue any press releases, or make any comments to the media or others, which are disparaging to Beck, UNV or any of their affiliates or which in any way suggest that the Litigation was settled on a basis other than that described in this Agreement and the Settlement Agreement and Release (including without limitation Section 1.4 thereof).

14. From and after the date of this Agreement, neither Beck nor UNV nor any of their directors, officers or employees will issue any press releases, or make any comments to the media or others, which are disparaging to DenAm, Black-eyed Pea U.S.A., Inc. or any of their affiliates or which in any way suggest that the Litigation was settled on a basis other than that described in this Agreement and the Settlement and Release.

15. Beck agrees to add the following legend (in the applicable form) to the face of each of the Note and the Warrant and to send copies of such instruments to DenAm promptly thereafter:

         "THE TERMS OF THIS [NOTE][WARRANT] HAVE BEEN AMENDED BY, AND IS SUBJECT TO, THE AGREEMENT DATED AS OF SEPTEMBER 30, 1997 BY AND AMONG DENAMERICA CORP., BECK HOLDINGS, INC. AND UNIGATE HOLDINGS, NV. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED BY DENAMERICA TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         Upon Beck's request, DenAm will issue amended and restated versions of the Note and Warrant reflecting the amendments set forth in this Agreement.

16. The consents contained in this Agreement shall be effective only with respect to the matters specifically described herein, and this Agreement shall not constitute a consent or waiver as to any other action or transaction or any non-compliance by DenAm with any of the terms of the Note. Except as expressly provided herein, the Note shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

17. DenAm represents and warrants that (i) it has obtained all consents and approvals which are required in connection with its execution, delivery and performance of this Agreement and the Settlement Agreement and Release and (ii) neither Denwest Foods, Ltd. nor Denwest Foods, II, Ltd. are affiliates of DenAm or any of its officers or directors.

18. Beck and UNV represent and warrant that they have obtained all consents and approvals which are required in connection with their execution, delivery and performance of this

         Agreement and the Settlement Agreement and Release. Beck represents and warrants that it is the sole record and beneficial owner of the Note and the Warrant.

19. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

20. This Agreement, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

                             *********************

         In witness whereof, the parties have executed this Agreement as of the date first written above.

                                     DENAMERICA CORP.

                                     BY:    /s/ T S Brown
                                        --------------------------
                                     ITS:   Vice President
                                         -------------------------

                                     BECK HOLDINGS, INC.

                                     BY:    /s/ Jack H Davis
                                        --------------------------
                                     ITS:   President
                                         -------------------------

                                     UNIGATE HOLDINGS NV

                                     BY:    /s/ G. J. Kemper
                                        --------------------------
                                     ITS:   Director
                                         -------------------------
                                       8